Exhibit 99.2

PHUNWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On December 26, 2018, Phunware, Inc (“Phunware”) and Stellar Acquisition III, Inc. (“Stellar”) announced the consummation of the transaction contemplated by the Agreement and Plan of Merger (as described below) (the “Business Combination”). In connection with the closing of the Business Combination, the registrant changed its name from Stellar Acquisition III, Inc. to Phunware, Inc (“Successor”).

References to “Pro Forma Transactions” include the Business Combination. Refer to Stellar Acquisition III, Inc. Form S-4 filed with the Securities and Exchange Commission on November 13, 2018.

Description of the Merger

On February 27, 2018, Stellar entered into an Agreement and Plan of Merger (“Merger Agreement”) with Phunware and Merger Sub. The Merger Agreement provides for the merger of Merger Sub with and into Phunware (the “Merger”), with Phunware continuing as the surviving corporation in the Merger.

In connection with the Business Combination, the holders of Phunware’s preferred stock converted all of their issued and outstanding shares of preferred stock into shares of Phunware common stock at a conversion ratio of one share of common stock for each share of preferred stock (the “Preferred Stock Exchange”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) all shares of Phunware common stock and preferred stock (the “Phunware Stock”) issued and outstanding immediately prior to the Effective Time (after giving effect to the Preferred Stock Exchange) converted into the right to receive the Stockholder Merger Consideration (as defined below); (ii) each outstanding warrant to acquire shares of Phunware Stock was cancelled, retired and terminated in exchange for the right to receive from the Successor a new warrant for shares of Successor common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Phunware Stock into the Stockholder Merger Consideration, but with terms otherwise the same as the Phunware warrant (each, a “Replacement Warrant”); and (iii) each outstanding option to acquire Phunware Stock (whether vested or unvested) was assumed by the Successor and automatically converted into an option to acquire shares of Successor common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of Phunware Stock into the Stockholder Merger Consideration (each, an “Assumed Option”).

In connection with the Merger Agreement, Stellar redomesticated from a Republic of the Marshall Islands corporation into a Delaware corporation. Furthermore, at the consummation of the Business Combination, Phunware changed its corporate name to “Phunware OpCo, Inc.” and thereafter, Stellar changed its name to “Phunware, Inc.”

In connection to the consummation of the Business Combination, Phunware issued 6,000 shares to a single investor of Series A 8% convertible preferred stock (the “Preferred Stock”) with stated value of $1,000 per share for proceeds of $6 million. The Company deposited $5.5 million of the $6 million proceeds into a restricted escrow account in accordance with the securities purchase agreement entered into with the investor. A copy of the Certificate of Designation is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Merger Consideration

The aggregate merger consideration paid pursuant to the Merger Agreement to Phunware stockholders as of is equal to $301,000,000 (the “Merger Consideration”).

By default, the Merger Consideration to be paid to Phunware stockholders will be paid in the form of a number shares of Successor common stock, valued at a price per share equal to the price at which each share of Stellar common stock is redeemed or converted pursuant to the redemption by Stellar of its public stockholders in connection with Stellar’s initial business combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

In addition to the right to receive shares of Successor common stock as Stockholder Merger Consideration, each holder of Phunware Stock shall be entitled to elect to receive such holder’s pro rata share of up to an aggregate of 3,985,244 but not less than 2,450,000 warrants to purchase shares of Successor common stock in exchange for the Private Placement Warrants that are currently held by The Sponsors (the “Transferred Sponsor Warrants”). The number of shares of Successor common stock that a stockholder would otherwise be entitled to receive as part of the Merger Consideration shall be reduced by an amount equal to the value of the Transferred Sponsor Warrants that the Phunware stockholder elects to receive at $0.50 per warrant. In the event that there are any Transferred Sponsor Warrants that other holders of shares of Phunware Stock elect not to receive (the “Undersubscribed Sponsor Warrants”), each holder will also have the right to purchase up to its pro rata share of such Undersubscribed Sponsor Warrants. The shares of Successor common stock and the Transferred Sponsor Warrants to be transferred to Phunware stockholders are collectively referred to as “Stockholder Merger Consideration”.

As part of the Merger Consideration, holders of Phunware warrants will receive the Replacement Warrants and holders of Phunware options will receive the Assumed Options.

Accounting for the Merger

The merger will be accounted for, in accordance with U.S. GAAP, as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the stockholders of Phunware will own at least 50.1% of the outstanding common stock of Stellar immediately following the completion of the merger, Phunware will have its current officers assuming all corporate and day-to-day management offices of Stellar, including chief executive officer and chief financial officer, and board members appointed by Phunware will constitute a majority of the board of the Successor after the Business Combination. Accordingly, Phunware will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Phunware. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Stellar financial statements after consummation of the merger will be those of Phunware and will be recorded at the historical cost basis of Phunware. Stellar’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Phunware upon consummation of the merger.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the Successor. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Stellar and Phunware have not had any historical relationship prior to the Business Combination, except the notes receivable of an aggregate of $535,687 provided by Stellar to Phunware related to the extension paid to the trust from February 2018 thru November 2018. Accordingly, no pro forma adjustments were required to eliminate activities between the companies, other than the elimination of the notes receivable.

As a result of the Business Combination, Phunware stockholders will own approximately 86.3% of the Successor’s Common Stock to be outstanding immediately after the Business Combination, Stellar’s shareholders will own approximately 13.7% of Successor’s Common Stock based on the number of shares of Phunware’s Common and Preferred Stock outstanding as of September 30, 2018 (not giving effect to any shares issuable to them upon exercise of warrants).

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 25,774,227 shares of Common Stock to be issued to Phunware’s stockholders.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the unaudited historical consolidated balance sheet of Stellar as of August 31, 2018 with the unaudited historical condensed consolidated balance sheet of Phunware as of September 30, 2018, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the unaudited historical condensed consolidated statement of operations of Stellar for the nine months ended August 31, 2018 with the unaudited historical condensed consolidated statement of operations of Phunware for the nine months ended September 30, 2018, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The following unaudited pro forma condensed combined income statement for year ended December 31, 2017 combines the audited historical consolidated statement of income of Stellar for year ended November 30, 2017 with the audited historical consolidated statement of operations of Phunware for year ended December 31, 2017, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The historical information of Phunware was derived from the unaudited condensed consolidated financial statements for the nine months ended September 30, 2018, included as Exhibit 99.1 to this Form 8-K. The audited consolidated financial statements of Phunware for the year ended December 31, 2017, included in the Stellar Acquisition III Form S-4 filed with the Securities and Exchange Commission on November 13, 2018. The historical information of Stellar was derived from the unaudited condensed consolidated financial statements for the nine months ended August 31, 2018 and for the audited consolidated financial statements for the year ended December 31, 2017 are included in the Stellar Acquisition III Form S-4 filed with the Securities and Exchange Commission on November 13, 2018.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2018

(UNAUDITED)

(in thousands, except share amounts)

	(A)	(B)	(C)		(D)
	Phunware	Stellar	Other Financing Transactions		Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$122	$19	$(74	)(1)	$418	(6)	$774
					(211	)(11)
			500	(5)
Restricted Cash			5,500	(5)			5,500
Accounts receivable, net	4,160	-	-		-		4,160
Prepaid expenses and other current assets	219	43	-		-		262
Unsecured promissory note receivable - related parties	462		74	(1)	(536	)(7)	-
Total current assets	4,963	62	6,000		(329)		10,696
Cash and investments held in the Trust Account	-	19,489	112	(2)
			112	(3)
			(19,295	)(4)
					(418	)(6)	-
Property and equipment, net	80	-	-		-		80
Goodwill	25,846	-	-		-		25,846
Intangible assets, net	604	-	-		-		604
Non-current deferred tax assets	-	-	-		-		-
Other assets	187	-	-				187
Deferred financing costs	939				(939	)(10)	-
Total assets	$32,619	$19,551	$(13,071)		$(1,686)		$37,413
Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,938	$776	$-		$625	(10)	$10,191
					(131	)(11)
					1,983	(12)
Accrued expenses	2,960	-					2,960
Deferred revenue	2,563	-	-		-		2,563
Factor financing liability	2,071	-	-		-		2,071
Warrant liability	450				1,276	(9)
					(1,726	)(13)	-
Unsecured promissory notes - related parties	-	995	112	(3)	(1,107	)(7)	1,993
					1,993	(8)
Unsecured promissory notes - Phunware	-	424	112	(2)	(536	)(7)	-
Advances - related party	-	70			(70	)(11)	-
Total current liabilities	14,982	2,265	224		2,306		19,777
Deferred underwriting fees	-	463	(453	)(4)	(10	)(11)	-
Deferred tax liabilities	387	-	-		-		387
Deferred revenue	5,589	-	-		-		5,589
Deferred rent	25	-	-		-		25
Total liabilities	20,983	2,728	(229)		2,297		25,778
Commitments and contingencies
Common stock subject to possible redemption	-	11,823	(11,823	)(4)	-		-
Convertible preferred stock	116,968	-			(116,968	)(13)	-
Redeemable, convertible preferred stock			6,000	(5)			6,000

Stockholders’ equity (deficit)
Common stock	8	-	-		(8	)(13)
					3	(13)	3
Additional paid in capital	3,279	6,159	(6,159	)(4)
			(860	)(4)	(1,564	)(10)
					1,107	(7)
					(1,993	)(8)
					(1,983	)(12)
					116,976	(13)
					1,726	(13)
					(1,159	)(13)
					(3	)(13)	116,332
Accumulated other comprehensive loss	(390)	-	-		-		(390)
Accumulated deficit	(108,229)	(1,159)
					(1,276	)(9)
					1,159	(13)	(110,311)
Total stockholders’ equity (deficit)	(105,332)	5,000	(7,019)		112,985		5,635
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$32,619	$19,551	$(13,071)		$(1,686)		$37,413

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of Phunware as of September 30, 2018.

(B)	Derived from the unaudited condensed balance sheet of Stellar as of August 31, 2018.

(C)	Financing transactions occurring subsequent to the respective balance sheet dates but prior to the consummation of the Merger, including:

(1)	To record transactions related to the October 24, 2018 and November 24, 2018 extensions, whereby payments in the aggregate of $74 by Phunware were made in exchange for an unsecured promissory notes issued by Stellar. Stellar deposited the proceeds received from the note issuances in the Trust Account and accrued it in unsecured promissory notes – Phunware.

(2)	To record transactions related to September 24, 2018, October 24, 2018, and November 24, 2018 notes issued by Stellar (to Phunware), and deposited the proceeds received from the note issuances in the Trust Account and accrued it in unsecured promissory notes – Phunware.

(3)	To record extension payments to the Trust Account made by Stellar for September, October, and November 2018 in the aggregate of $112, and the related notes issued in unsecured promissory notes - related parties.

(4)	To record an aggregate of 1,813,487 share redemptions made by Stellar public shareholders at a price of $10.64 per share as of December 26, 2018 for total proceeds of $19,295. A portion of the funds used to redeem shares came from notes furnished by related parties that were subsequently attributed to additional paid-in-capital.

(5)	To reflect the issuance of Series A 8% convertible preferred stock, of which $5,500 is held in a restricted cash escrow account. The preferred stock is redeemable in cash at the following schedule: $3,000 plus dividends in 30 days from issuance; $2,500 plus dividends in 60 days from issuance; and $500 plus dividends in 90 days from issuance. The preferred shares are convertible at the option of the holder at a price of $11.50 per share, subject to adjustments for stock dividends, stock splits and other recapitalization type events and antidilutive events which would include subsequent issuances of equity or equity linked securities at prices more favorable than the conversion price of these preferred shares.

(D)	Pro forma adjustments relating to the consummation of the Merger, including:

(6)	To reflect the release of cash from investments held in the Trust Account.

(7)	To reflect the issuance of warrants issued to Stellar sponsors for the repayment of $1,107 of unsecured promissory notes and the elimination of $536 in notes payable by Stellar to Phunware that originated in connection with funding the extension payment.

(8)	To reflect a note payable issued by Phunware for the purchase of 3,985,244 Transfer Sponsor Warrants at $0.50 per warrant as consideration in the Business Combination.

(9)	To adjust the fair value of Phunware Series F convertible preferred stock warrants that would be marked to market at the closing date of the merger.

(10)	To reflect estimated additional transaction costs of Phunware of $625 and the reclassification of Phunware’s deferred merger costs of $939 as a reduction of paid in capital.

(11)	To reflect the payment of $221 of other costs.

(12)	To reflect the assumption by Phunware of transaction costs of $1,893, including legal financial advisory, closing costs related to the Series A convertible preferred stock financing, and $255 of related party payables.

(13)	To reflect the recapitalization of Phunware through the contribution of all the share capital in Phunware to Stellar, and the issuance of 25,774,227 shares of Common Stock to existing Phunware shareholders and the elimination of the historical accumulated deficit of Stellar, the legal acquirer. Pro forma weighted average shares outstanding, basic is 32,383,943 at September 30, 2018.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 2018
(UNAUDITED)

(in thousands, except share amounts)

	(A)	(B)	Pro Forma		Pro Forma Statement of
	Phunware	Stellar	Adjustments		Operations
Net revenues	$24,380	$-	$-		$24,380
Cost of revenues	8,643	-	-		8,643
Gross profit	15,737	-	-		15,737
Operating expenses:
Sales and marketing	4,573	-	-		4,573
General and administrative	10,744	1,421	-		12,165
Research and development	5,689	-	-		5,689
Total operating expenses	21,006	1,421	-		22,427
Operating loss	(5,269)	(1,421)	-		(6,690)
Other (expense) income:
Interest expense	(533)	-	-		(533)
Fair value adjustment for warrant liabilities	(54)	-	54	(1)	-
Fair value adjustment for digital currencies	(334)	-	-		(334)
Other income (expense)	(22)	660	(660	)(2)	(22)
Total other expense	(943)	660	(606)		(889)
Loss before taxes	(6,212)	(762)	(606)		(7,579)
Income tax benefit (expense)	-	-	-		-
Net loss	$(6,212)	$(762)	$(606)		$(7,579)
Weighted average shares outstanding, basic		2,840,600	27,028,097	(3)	29,868,697
Basic net loss per share		$(0.27)			$(0.25)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(UNAUDITED)
(in thousands, except share amounts)

	(C) Phunware	(D) Stellar	Pro Forma Adjustments		Pro Forma Statement of Operations
Net revenues	$26,722	$—	$—		$26,722
Cost of revenues	15,714	—	—		15,714
Gross profit	11,008	—	—		11,008
Operating expenses:
Sales and marketing	10,721	—	—		10,721
General and administrative	14,795	862	—		15,657
Research and development	11,108	—	—		11,108
Total operating expenses	36,624	862	—		37,486
Operating loss	(25,616)	(862)	—		(26,478)
Other income (expense):
Interest expense	(397)	—	—		(397)
Fair value adjustment for warrant liabilities	—	—	—		—
Impairment of digital currencies	—	—	—		—
Other income (expense)	(13)	555	(555	)(2)	(13)
Total other income (expense)	(410)	555	(555)		(410)
Loss, before taxes	(26,026)	(307)	(555)		(26,888)
Income tax benefit (expense)	88	—	—		88
Net loss	$(25,938)	$(307)	$(555)		$(26,800)
Weighted average shares outstanding, basic		2,737,367	29,650,096	(3)	32,387,463
Basic net loss per share		$(0.11)			$(0.83)

(4)	Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the unaudited consolidated statement of operations of Phunware for the six months ended September 30, 2018.

(B)	Derived from the unaudited consolidated statement of operations of Stellar for the nine months ended August 31, 2018.

(C)	Derived from the audited consolidated statements of operations of Phunware for the year ended December 31, 2017.

(D)	Derived from the audited consolidated statements of operations of Stellar for the year ended November 30, 2017.

In conjunction with the Business Combination, the Company entered into at-will employment agreements with seven senior-level and executive employees. The annual base salaries were substantially the same amount in effect prior to the effectiveness of the employment agreement. Accordingly, no pro forma adjustment was required.

(1)	Represents an adjustment to eliminate the $54 valuation adjustment for the Phunware Series F convertible preferred stock warrants recorded by Phunware during the period.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the Trust Account as of the beginning of the period.

(3)	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding basic are calculated as follows:

	Nine Months Ended	Year Ended
	September 30, 2018	December 31, 2017
Weighted average shares calculation, basic
Stellar weighted average Public Shares outstanding	2,840,600	2,737,367
Stellar representative shares	130,000	130,000
Stellar shares subject to the redemption reclassified to equity	1,123,870	1,123,870
Stellar shares issued in Business Combination	25,774,227	25,774,227
Weighted average shares outstanding, basic	29,868,697	29,765,464
Percent of shares owned by Phunware Holders	86.3%	86.6%
Percent of shares owned by Stellar holders	13.7%	13.4%

	Nine Months Ended	Year Ended
	September 30, 2018	December 31, 2017
Weighted average shares calculation, basic
Existing Stellar Holders	4,094,470	3,991,237
Phunware Holders	25,774,227	25,774,227
Weighted average shares outstanding, basic	29,868,697	29,765,464